                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 12.1

                   Statement Regarding Computation of Ratios


                                                               Years Ended December 31,
                                               -------------------------------------------------------  Pro Forma
                                                1998       1999        2000         2001        2002       2002
                                               -------    -------    ---------    --------    --------   --------
Income from continuing operations before
  minority interest, extraordinary
  charge and cumulative effect of
  accounting change ....................       $39,260    $10,546    $(778,909)   $ 14,699    $ 45,065   $ 39,116

Distributions from affiliates ..........           645     21,600        6,700          --          --         --

Equity (earnings) loss from affiliates .            --      7,092       21,438         358         153        153

Fixed charges ..........................        20,419     89,621      153,330     133,718      91,910     97,859

Less interest capitalized ..............       (11,800)   (37,700)      (8,330)         --          --         --
                                               -------    -------    ---------    --------    --------   --------
Earnings ...............................       $48,524    $91,159    $(605,771)   $148,775    $137,128   $137,128
                                               =======    =======    =========    ========    ========   ========

Interest expense .......................       $ 7,009    $44,020    $ 129,316    $110,605    $ 80,094   $ 85,354

Capitalized interests ..................        11,800     37,700        8,330          --          --         --

Amortization of debt discount and
  premium and issuance expense .........         1,610      7,901       15,684      23,113      11,816     12,505
                                               -------    -------    ---------    --------    --------   --------

Fixed charges ..........................       $20,419    $89,621    $ 153,330    $133,718    $ 91,910   $ 97,859
                                               =======    =======    =========    ========    ========   ========

Ratio of Earnings to Fixed Charges .....          2.4x       1.0x          N/A        1.1x        1.5x       1.4x
                                               =======    =======    =========    ========    ========   ========